CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

9601 AMBERGLEN BLVD., SUITE 117
AUSTIN, TEXAS 78729-1106
512-249-7000

306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
817-336-2461
www.cgaus.com

1000 LOUISIANA STREET, SUITE 625
HOUSTON, TEXAS 77002-5008
713-651-9944

March 23, 2012

Statoil ASA
Forusbeen 50
N-4035 Stavanger
Norway

We hereby consent to references to Cawley, Gillespie & Associates, Inc. contained in the section entitled "3.9.2 Preparations of reserves estimates; Statoil's annual reporting process for proved reserves is coordinated by a central team of experts" of the Annual Report on Form 20-F for the year ended December 31, 2011, of Statoil ASA (the Form 20-F) and to the inclusion of our third-party letter report dated January 17, 2012, concerning our evaluation of certain oil and gas properties of Statoil ASA (Third-Party Report), which is included as an exhibit to the Form 20-F, and to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-168426) pertaining to the Statoil North America, Inc. 2004 Employee Share Purchase Plan and in the Registration Statement on Form F-3 (File No. 333-167092) of Statoil ASA and Statoil Petroleum AS of our Third-Party Report.

Very truly yours,

/s/ W. Todd Brooker

W. Todd Brooker, P.E
Sr. Vice President
Texas Registered Engineering Firm F-693